Artisan Partners Asset Management Inc. Reports 2Q14 Results
Milwaukee, WI - July 21, 2014 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and six months ended June 30, 2014, including net income and earnings per share for those periods.

“As an investment management firm our primary asset is our talent. We commit a lot of energy to the creation of an environment that allows our talent to succeed. The execution of creating the environment is the hard part, but the synergy realized from proper execution is the key driver of our long-term success." Eric Colson, President and CEO, said.

Business Update
Mr. Colson noted, “As of June 30, 2014, 7 of our 11 investment strategies (excluding strategies launched within the last five years) had added value relative to their broad performance benchmarks over the trailing 5-year period and since each strategy’s inception. All seven of our investment strategies with a 10-year track record have added value over the trailing 10-year period. In addition, more than three-quarters of our assets under management were in strategies outperforming the respective benchmarks over the trailing 3-year and 5-year periods, while 99% of assets under management outperformed over the trailing 10-year period and since each strategy’s inception. As the bull market has continued, the valuation discipline of our teams has influenced the relative results of our Value Equity, U.S. Mid-Cap Value, U.S. Small-Cap Value and Emerging Markets strategies, each of which has trailed its benchmark for the 5-year period.

“Our business development results in the second quarter were solid. Four of our five distribution channels and four of our six investment teams experienced positive client cash flows in the quarter. The institutional channel experienced a strong second quarter with positive flows coming from new clients outside of the U.S. We continue to expect global expansion to be a key aspect of our growth in coming years as we introduce our business model and investment capabilities to investors globally. Our Global Equity Team had another standout quarter, led by ongoing demand for its Non-U.S. Growth strategy. Our newly launched High Income strategy, led by our Credit Team, also brought in steady flows during the quarter.

“From a financial standpoint, the leverage in our financial model has continued to support an above average operating margin. Cash flow generation has led to a consistently healthy dividend. Asset growth has remained robust due to a combination of market appreciation and organic growth.

“This month we completed our second equity grant as a public company. This reinvestment in our talent is critical to interest alignment, which is among the business elements that are crucial to our long-term success. Stability of our business, autonomy of our investment teams and thoughtful growth are equally important. On their own, each element is achievable with marginal effort and has its own value. We believe that having those elements together at one place takes considerable effort, but increases the value of the whole, relative to the parts, measurably. This synergy is a key differentiator of our business."

June Quarter of 2014 Highlights

•	Assets under management (“AUM”) of $112.0 billion at June 30, 2014

•	Net client cash inflows of $0.6 billion (excluding $141 million transferred out during the March 2014 quarter and then reinvested in April of 2014)

•	GAAP operating income of $80.8 million and operating margin of 38.8%

•	GAAP net income of $19.3 million or $0.42 per basic and diluted share

•	Adjusted[1] operating income of $97.0 million and adjusted[1] operating margin of 46.5%

•	Adjusted[1] net income of $60.0 million or $0.84 per adjusted[1] share

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$112.0	$107.4	$85.8	$112.0	$85.8
Average	108.2	106.2	85.3	107.2	82.3

Consolidated Financial Results (GAAP)
Revenues	$208.5	$201.8	$162.0	$410.3	$310.2
Operating income (loss)	80.8	67.2	48.3	148.0	(373.0)
Operating margin	38.8%	33.3%	29.8%	36.1%	(120.2)%
Net income attributable to Artisan Partners Asset Management Inc.[2]	$19.3	$8.6	$5.7	$27.9	$8.7
Basic and diluted earnings per share	0.42	(2.29)	0.38	(1.64)	$0.57

Adjusted[1] Financial Results
Adjusted operating income	$97.0	$90.9	$72.2	$187.9	$127.1
Adjusted operating margin	46.5%	45.1%	44.6%	45.8%	41.0%
Adjusted EBITDA[3]	$97.7	$91.3	$73.0	$189.0	$128.6
Adjusted net income	60.0	56.0	44.5	116.0	77.7
Adjusted earnings per adjusted share	0.84	0.78	0.64	1.62	1.11

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 The Company became the general partner of Artisan Partners Holdings on March 12, 2013. Prior to that time none of the net income of Artisan Partners Holdings was allocated to the Company.
3 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $112.0 billion
Our AUM increased to $112.0 billion at June 30, 2014, an increase of $4.6 billion, or 4.3%, compared to $107.4 billion at March 31, 2014 as a result of $3.9 billion in market appreciation and $558 million of net client cash inflows. Compared to June 30, 2013, AUM increased $26.2 billion, or 30.6%, due to $20.7 billion in market appreciation and $5.5 billion of net client cash inflows.
Average AUM for the June quarter of 2014 was $108.2 billion, an increase of 1.9% compared to average AUM for the March quarter of 2014 of $106.2 billion and a 26.8% increase from the average of $85.3 billion for the June quarter of 2013.
June Quarter of 2014 Compared to March Quarter of 2014
GAAP net income was $19.3 million, or $0.42 per basic and diluted share, in the June quarter of 2014 compared to net income of $8.6 million, or $2.29 loss per basic and diluted share, in the March quarter of 2014. Net income per basic and diluted share in the March quarter was negatively impacted by our purchase of shares of our convertible preferred stock and subsidiary preferred equity for an amount greater than the carrying value of the repurchased equity. Adjusted net income was $60.0 million, or $0.84 per adjusted share, in the June quarter of 2014 compared to adjusted net income of $56.0 million, or $0.78 per adjusted share, in the March quarter of 2014.

•
Revenues of $208.5 million in the June quarter of 2014 increased $6.7 million from $201.8 million in the March quarter of 2014 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $127.7 million in the June quarter of 2014 decreased $6.9 million from $134.6 million in the March quarter of 2014 driven primarily by a decrease in pre-offering related share based award compensation expense due to vesting of awards during the June quarter of 2014 and lower seasonal compensation and benefits expense, offset slightly by an increase in other operating expenses.

•	GAAP operating margin was 38.8% for the June quarter of 2014 compared to 33.3% for the March quarter of 2014.

•	Adjusted operating margin was 46.5% for the June quarter of 2014 compared to 45.1% for the March quarter of 2014 as a result of higher revenues and lower seasonal compensation and benefits expense.

•
As a result of finalization in valuation of both the deferred tax asset and liability related to the conversion of partnership units to APAM common stock, other non-operating income (loss) includes a $4.5 million expense and income tax expense includes an offsetting $4.5 million credit.  The resulting impact to net income was negligible.

June Quarter of 2014 Compared to June Quarter of 2013
GAAP net income was $19.3 million, or $0.42 per basic and diluted share, in the June quarter of 2014 compared to net income of $5.7 million, or $0.38 per basic and diluted share, in the June quarter of 2013. Adjusted net income was $60.0 million, or $0.84 per adjusted share, in the June quarter of 2014 compared to adjusted net income of $44.5 million, or $0.64 per adjusted share, in the June quarter of 2013.

•
Revenues of $208.5 million in the June quarter of 2014 increased $46.5 million from $162.0 million in the June quarter of 2013 primarily due to higher average AUM as a result of net client cash inflows and net client cash inflows.

•
Operating expenses of $127.7 million in the June quarter of 2014 increased $14.0 million from $113.7 million in the June quarter of 2013 resulting primarily from higher compensation and benefits expense in the June quarter of 2014, which increased due to higher bonuses, most of which were directly linked to our revenue growth as well as expense related to restricted shares awarded to employees in the September quarter of 2013.

•	GAAP operating margin was 38.8% for the June quarter of 2014 compared to 29.8% in the June quarter of 2013.

•
Adjusted operating margin was 46.5% for the June quarter of 2014 compared to 44.6% for the June quarter of 2013. The increase in adjusted operating margin was the result of higher revenues and lower cash retention and severance expenses, partially offset by increased compensation and benefits expense related to additional headcount and equity based compensation expense resulting from restricted shares awarded to employees during the September quarter of 2013.

•
As a result of finalization in valuation of both the deferred tax asset and liability related to the conversion of partnership units to APAM common stock, other non-operating income (loss) includes a $4.5 million expense and income tax expense includes an offsetting $4.5 million credit.  The resulting impact to net income was negligible.

Six Months Ended June 30, 2014 Compared to Six Months Ended June 30, 2013
GAAP net income was $27.9 million, or $1.64 loss per basic and diluted share, for the six months ended June 30, 2014 compared to $8.7 million, or $0.57 per basic and diluted share for the period from March 12, 2013 to June 30, 2013. Net income per basic and diluted share for the six months ended June 30, 2014 was negatively impacted by our purchase of shares of our convertible preferred stock and subsidiary preferred equity for an amount greater than the carrying value of the repurchased equity. Adjusted net income was $116.0 million, or $1.62 per adjusted share, for the six months ended June 30, 2014 compared to adjusted net income of $77.7 million or $1.11 per adjusted share, for the six months ended June 30, 2013.

•
Revenues of $410.3 million for the six months ended June 30, 2014 increased $100.1 million from $310.2 million for the six months ended June 30, 2013 primarily due to higher average AUM as a result of market appreciation and net client cash inflows.

•
Operating expenses of $262.3 million for the six months ended June 30, 2014 decreased $420.9 million from $683.2 million for the six months ended June 30, 2013 driven primarily by a decrease in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our initial public offering in the March quarter of 2013. Excluding pre-offering related compensation expense, operating expenses for the six months ended June 30, 2014 increased $39.4 million or 21.5% compared to operating expenses for the six months ended June 30, 2013 due to increased compensation and benefits expense most of which were directly linked to our revenue growth, compensation and benefits expense related to additional headcount, and equity based compensation expense resulting from restricted shares awarded to employees during the September quarter of 2013 partially offset by a decrease in cash retention and severance expenses incurred in the six months ended June 30, 2013.

•
GAAP operating margin was 36.1% for the six months ended June 30, 2014 compared to negative 120.2% for the six months ended June 30, 2013. The increase was primarily due to a decrease in share-based and other pre-offering related compensation expenses that were incurred mainly as a result of our initial public offering in the March quarter of 2013, partially offset by an increase in equity based compensation expense resulting from restricted shares awarded to employees during the September quarter of 2013.

•
Adjusted operating margin was 45.8% for the six months ended June 30, 2014 compared to 41.0% for the six months ended June 30, 2013. The increase in adjusted operating margin was the result of higher revenues and a decrease in cash retention and severance expenses partially offset by an increase in non-offering related compensation and benefits expenses.

•
As a result of finalization in valuation of both the deferred tax asset and liability related to the conversion of partnership units to APAM common stock, other non-operating income (loss) includes a $4.5 million expense and income tax expense includes an offsetting $4.5 million credit.  The resulting impact to net income was negligible.

Capital Management
Cash and cash equivalents were $203.6 million at June 30, 2014, compared to $211.8 million at December 31, 2013. The Company paid its quarterly dividend of $0.55 per Class A common share during the June quarter of 2014. The Company had total borrowings of $200.0 million at June 30, 2014 and December 31, 2013. On June 18, 2014, the Company completed an underwritten public offering of 1,836,898 shares of Class A common stock on behalf of selling stockholders. The Company did not receive any proceeds from the offering. The transaction increased the Company’s public float of Class A common stock by 1,836,898 shares and eliminated the Company's convertible preferred shares.
Total stockholders’ equity was $124.3 million at June 30, 2014, compared to $132.3 million at December 31, 2013. The Company had 31.1 million shares of Class A common stock outstanding at June 30, 2014.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.5X at June 30, 2014.

*********

CONFERENCE CALL
The Company will host a conference call on July 22, 2014, at 10:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 866.652.5200 or 412.317.6060 for international callers; the conference ID is 10046504. A replay of the call will be available until July 30, 2014 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10046504. In addition, the webcast will be available on the Company’s website.
FORWARD-LOOKING STATEMENTS AND OTHER DISCLOSURES
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 26, 2014. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
We post updated AUM information under the Financial Information section of our Investor Relations website (www.apam.com) after the conclusion of the seventh NYSE trading day of each month.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.
Lipper, Morningstar and Institutional Investor awards are not affiliated with, and provide awards independently of, Artisan Partners. Qualification for the respective award is based on the historical returns achieved by one or more of the investment products managed by the recipient investment team and may also include subjective or objective criteria considered by the respective award provider. Past performance does not guarantee future results. None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

ABOUT ARTISAN PARTNERS
Artisan Partners is an independent investment management firm focused on providing high value-added, active investment strategies to sophisticated clients globally. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners has six autonomous investment teams that oversee fourteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm’s principal offices are located in Milwaukee, San Francisco, Atlanta, New York, Kansas City and London.

Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Press Inquiries
Bob Batchelor
866.642.1770
pr@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$145.7	$139.8	$109.7	$285.5	$209.2
Separate accounts	62.6	62.0	52.3	124.6	101.0
Performance fees	0.2	—	—	0.2	—
Total revenues	208.5	201.8	162.0	410.3	310.2

Operating expenses
Compensation and benefits	85.3	85.9	69.2	171.2	141.9
Pre-offering related compensation - share-based awards	16.2	23.6	23.9	39.8	357.1
Pre-offering related compensation - other	—	—	—	—	143.0
Total compensation and benefits	101.5	109.5	93.1	211.0	642.0
Distribution and marketing	12.0	11.1	8.8	23.1	17.0
Occupancy	2.7	2.7	2.6	5.4	5.2
Communication and technology	5.5	4.5	3.6	10.0	6.9
General and administrative	6.0	6.8	5.6	12.8	12.1
Total operating expenses	127.7	134.6	113.7	262.3	683.2
Operating income (loss)	80.8	67.2	48.3	148.0	(373.0)
Interest expense	(2.9)	(2.9)	(2.9)	(5.8)	(6.1)
Net gain on the valuation of contingent value rights	—	—	8.6	—	33.4
Net gain (loss) of Launch Equity	(0.9)	(0.6)	(1.2)	(1.5)	3.6
Net loss on the tax receivable agreements	(4.5)	—	—	(4.5)	—
Other non-operating income (loss)	—	(0.3)	—	(0.3)	—
Total non-operating income (loss)	(8.3)	(3.8)	4.5	(12.1)	30.9
Income (loss) before income taxes	72.5	63.4	52.8	135.9	(342.1)
Provision for income taxes	8.6	11.2	5.9	19.8	10.3
Net income (loss) before noncontrolling interests	63.9	52.2	46.9	116.1	(352.4)
Less: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	45.5	44.2	42.4	89.7	(364.7)
Less: Net income (loss) attributable to noncontrolling interests - Launch Equity	(0.9)	(0.6)	(1.2)	(1.5)	3.6
Net income attributable to Artisan Partners Asset Management Inc.	$19.3	$8.6	$5.7	$27.9	$8.7

Basic and diluted earnings (loss) per share - Class A common shares	$0.42	$(2.29)	$0.38	$(1.64)	$0.57

Average shares outstanding
Class A common shares	27.8	20.2	12.7	24.0	12.7
Unvested restricted shares	1.6	1.6	—	1.6	—
Convertible preferred shares	0.4	1.0	2.6	0.7	2.6
Total average shares outstanding	29.8	22.8	15.3	26.3	15.3

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$19.3	$8.6	$5.7	$27.9	$8.7
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	45.5	44.2	42.4	89.7	(364.7)
Add back: Provision for income taxes	8.6	11.2	5.9	19.8	10.3
Add back: Pre-offering related compensation - share-based awards	16.2	23.6	23.9	39.8	357.1
Add back: Pre-offering related compensation - other	—	—	—	—	143.0
Add back: Offering related proxy expense	—	0.1	—	0.1	—
Add back: Net loss on the tax receivable agreements	4.5	—	—	4.5	—
Less: Net gain on the valuation of contingent value rights	—	—	8.6	—	33.4
Less: Adjusted provision for income taxes	34.1	31.7	24.8	65.8	43.3
Adjusted net income (Non-GAAP)	$60.0	$56.0	$44.5	$116.0	$77.7

Average shares outstanding
Class A common shares	27.8	20.2	12.7	24.0	12.7

Assumed vesting, conversion or exchange of:
Unvested restricted shares	1.6	1.6	—	1.6	—
Convertible preferred shares outstanding	0.4	1.0	2.6	0.7	2.6
Artisan Partners Holdings LP units outstanding (non-controlling interest)	41.8	48.7	54.7	45.2	54.7
Adjusted shares	71.6	71.5	70.0	71.5	70.0

Adjusted net income per adjusted share (Non-GAAP)	$0.84	$0.78	$0.64	$1.62	$1.11

Operating income (loss) (GAAP)	$80.8	$67.2	$48.3	$148.0	$(373.0)
Add back: Pre-offering related compensation - share-based awards	16.2	23.6	23.9	39.8	357.1
Add back: Pre-offering related compensation - other	—	—	—	—	143.0
Add back: Offering related proxy expense	—	0.1	—	0.1	—
Adjusted operating income (Non-GAAP)	$97.0	$90.9	$72.2	$187.9	$127.1

Adjusted operating margin (Non-GAAP)	46.5%	45.1%	44.6%	45.8%	41.0%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$19.3	$8.6	$5.7	$27.9	$8.7
Add back: Net income (loss) attributable to noncontrolling interests - Artisan Partners Holdings LP	45.5	44.2	42.4	89.7	(364.7)
Add back: Pre-offering related compensation - share-based awards	16.2	23.6	23.9	39.8	357.1
Add back: Pre-offering related compensation - other	—	—	—	—	143.0
Add back: Offering related proxy expense	—	0.1	—	0.1	—
Add back: Net loss on the tax receivable agreements	4.5	—	—	4.5	—
Less: Net gain on the valuation of contingent value rights	—	—	8.6	—	33.4
Add back: Interest expense	2.9	2.9	2.9	5.8	6.1
Add back: Provision for income taxes	8.6	11.2	5.9	19.8	10.3
Add back: Depreciation and amortization	0.7	0.7	0.8	1.4	1.5
Adjusted EBITDA (Non-GAAP)	$97.7	$91.3	$73.0	$189.0	$128.6

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation and loss on the tax receivable agreements (as described below), (2) offering related proxy expense (as described below), (3) the net gain (loss) on the valuation of contingent value rights and (4) adjustments to remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation and loss on the tax receivable agreements, as defined below, (2) offering related proxy expense, as defined below, (3) net gain (loss) on the valuation of contingent value rights, and reflects income taxes as if all outstanding limited partnership units of Artisan Partners Holdings and all shares of the Company’s convertible preferred stock were exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming the full exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated effective tax rate was 36.2% and 35.8% for the 2014 and 2013 periods presented, respectively.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income (loss) by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested shares of Class A common stock, the exchange of all outstanding limited partnership units of Artisan Partners Holdings and the conversion of all outstanding shares of the Company’s convertible preferred stock for or into Class A common stock of the Company on a one-for-one basis.

•
Adjusted operating income represents the operating income (loss) of the consolidated company excluding offering related proxy expense and pre-offering related compensation and loss on the tax receivable agreements.

•	Adjusted operating margin is calculated by dividing adjusted operating income (loss) by total revenues.

•
Adjusted EBITDA represents income (loss) before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income (loss) attributable to non-controlling interests, offering related proxy expense, pre-offering related compensation and loss on the tax receivable agreements, as defined below and the net gain (loss) on the valuation of contingent value rights.

•
For the three and six months ended June 30, 2014, pre-offering related compensation and loss on tax receivable agreements includes (1) the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the Company's initial public offering, which closed on March 12, 2013 and (2) expense associated with the valuation of amounts payable under the tax receivable agreements entered into in connection with the Company's initial public offering and related reorganization. For the three months ended March 31, 2014 and June 30, 2013, pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted prior to the IPO. For the six months ended June 30, 2013, pre-offering related compensation includes (1) expense resulting from cash incentive compensation payments triggered by the IPO and expense associated with the reallocation of post-IPO profits from certain pre-IPO partners to employee-partners, (2) one-time expense, resulting from the modification of the Class B common unit awards at the time of the IPO, based on the difference between the carrying value of the liability associated with the vested Class B common units immediately prior to the IPO and the value based on the offering price per share of Class A common stock in the IPO, (3) the amortization of unvested Class B common units of Artisan Partners Holdings that were granted prior to the IPO, (4) distributions to the Class B partners of Artisan Partners Holdings, (5) redemptions of Class B common units and (6) changes in the value of Class B liability awards during the period.

•
Offering related proxy expense represents costs incurred as a result of the change of control (for purposes of the Investment Company Act and Investment Advisers Act) which occurred on March 12, 2014. We incurred costs through the first quarter of 2014 to solicit the necessary approvals and consents from the boards and shareholders of the mutual funds that we advise or sub-advise and from our separate accounts clients, which were necessary because of the change of control.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	June 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$203.6	$211.8
Accounts receivable	65.0	64.1
Investment securities	18.3	7.8
Deferred tax assets	538.4	187.9
Assets of Launch Equity	82.9	89.9
Other	24.4	19.9
Total assets	$932.6	$581.4

Liabilities and equity
Accounts payable, accrued expenses, and other	$113.5	$48.9
Borrowings	200.0	200.0
Amounts payable under tax receivable agreements	463.8	160.7
Liabilities of Launch Equity	31.0	39.5
Total liabilities	808.3	449.1

Total equity	124.3	132.3
Total liabilities and equity	$932.6	$581.4

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2014	2014	2013	2014	2013

Beginning assets under management	$107,397	$105,477	$83,178	1.8%	29.1%
Gross client cash inflows	6,095	6,639	4,970	(8.2)%	22.6%
Gross client cash outflows	(5,537)	(5,226)	(3,556)	(6.0)%	(55.7)%
Net client cash flows	558	1,413	1,414	(60.5)%	(60.5)%
Market appreciation (depreciation)	3,945	648	1,199	508.8%	229.0%
Net transfers [1]	141	(141)	—	100.0%	100.0%
Ending assets under management	$112,041	$107,397	$85,791	4.3%	30.6%
Average assets under management	$108,181	$106,172	$85,341	1.9%	26.8%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2014	2013		2013

Beginning assets under management	$105,477	$74,334		41.9%
Gross client cash inflows	12,734	11,294		12.8%
Gross client cash outflows	(10,763)	(7,694)		(39.9)%
Net client cash flows	1,971	3,600		(45.3)%
Market appreciation (depreciation)	4,593	7,857		(41.5)%
Ending assets under management	$112,041	$85,791		30.6%
Average assets under management	$107,181	$82,258		30.3%

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle. The $141 million transferred out of one strategy in the first quarter was transferred back into another strategy in early April 2014.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team							By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
June 30, 2014
Beginning assets under management	$28,604	$22,051	$23,344	$31,995	$1,327	$76	$107,397	$62,475	$44,922	$107,397
Gross client cash inflows	2,498	775	1,617	968	3	234	6,095	3,773	2,322	6,095
Gross client cash outflows	(1,298)	(1,881)	(1,461)	(729)	(163)	(5)	(5,537)	(3,470)	(2,067)	(5,537)
Net client cash flows	1,200	(1,106)	156	239	(160)	229	558	303	255	558
Market appreciation (depreciation)	1,496	604	(12)	1,781	70	6	3,945	2,217	1,728	3,945
Net transfers	—	—	47	94	—	—	141	(179)	320	141
Ending assets under management	$31,300	$21,549	$23,535	$34,109	$1,237	$311	$112,041	$64,816	$47,225	$112,041
Average assets under management	$29,798	$21,428	$22,279	$33,135	$1,316	$225	$108,181	$62,736	$45,445	$108,181

March 31, 2014
Beginning assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$—	$105,477	$59,881	$45,596	$105,477
Gross client cash inflows	2,622	850	1,389	1,688	14	76	6,639	5,503	1,136	6,639
Gross client cash outflows	(979)	(2,163)	(897)	(795)	(392)	—	(5,226)	(3,179)	(2,047)	(5,226)
Net client cash flows	1,643	(1,313)	492	893	(378)	76	1,413	2,324	(911)	1,413
Market appreciation (depreciation)	(356)	340	419	286	(41)	—	648	305	343	648
Net transfers[1]	—	—	—	(141)	—	—	(141)	(35)	(106)	(141)
Ending assets under management	$28,604	$22,051	$23,344	$31,995	$1,327	$76	$107,397	$62,475	$44,922	$107,397
Average assets under management[2]	$27,715	$22,388	$23,290	$31,306	$1,464	$62	$106,172	$60,761	$45,411	$106,172

June 30, 2013
Beginning assets under management	$22,082	$19,248	$16,869	$23,214	$1,765	$—	$83,178	$45,684	$37,494	$83,178
Gross client cash inflows	1,207	1,144	1,184	1,405	30	—	4,970	3,781	1,189	4,970
Gross client cash outflows	(1,175)	(1,046)	(790)	(505)	(40)	—	(3,556)	(2,429)	(1,127)	(3,556)
Net client cash flows	32	98	394	900	(10)	—	1,414	1,352	62	1,414
Market appreciation (depreciation)	75	236	503	545	(160)	—	1,199	533	666	1,199
Net transfers	—	—	—	—	—	—	—	(51)	51	—
Ending assets under management	$22,189	$19,582	$17,766	$24,659	$1,595	$—	$85,791	$47,518	$38,273	$85,791
Average assets under management	$22,585	$19,334	$17,374	$24,324	$1,724	$—	$85,341	$47,042	$38,299	$85,341

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle. The $141 million transferred out of one strategy in the first quarter was transferred back into another strategy in early April 2014.
2 For the Credit team, average assets under management is for the period between March 19, 2014, when the team's strategy began investment operations, and March 31, 2014

Exhibit 6

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Investment Team							By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
June 30, 2014
Beginning assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$—	$105,477	$59,881	$45,596	$105,477
Gross client cash inflows	5,120	1,625	3,006	2,656	17	310	12,734	9,276	3,458	12,734
Gross client cash outflows	(2,277)	(4,044)	(2,358)	(1,524)	(555)	(5)	(10,763)	(6,649)	(4,114)	(10,763)
Net client cash flows	2,843	(2,419)	648	1,132	(538)	305	1,971	2,627	(656)	1,971
Market appreciation (depreciation)	1,140	944	407	2,067	29	6	4,593	2,522	2,071	4,593
Transfers	—	—	47	(47)	—	—	—	(214)	214	—
Ending assets under management	$31,300	$21,549	$23,535	$34,109	$1,237	$311	$112,041	$64,816	$47,225	$112,041
Average assets under management[1]	$28,763	$21,905	$22,779	$32,227	$1,390	$206	$107,181	$61,750	$45,431	$107,181

June 30, 2013
Beginning assets under management	$20,092	$16,722	$14,692	$19,886	$2,942	$—	$74,334	$39,603	$34,731	$74,334
Gross client cash inflows	2,747	2,259	2,595	3,399	294	—	11,294	8,351	2,943	11,294
Gross client cash outflows	(2,083)	(1,970)	(1,359)	(848)	(1,434)	—	(7,694)	(4,651)	(3,043)	(7,694)
Net client cash flows	664	289	1,236	2,551	(1,140)	—	3,600	3,700	(100)	3,600
Market appreciation (depreciation)	1,433	2,571	1,838	2,222	(207)	—	7,857	4,266	3,591	7,857
Transfers	—	—	—	—	—	—	—	(51)	51	—
Ending assets under management	$22,189	$19,582	$17,766	$24,659	$1,595	$—	$85,791	$47,518	$38,273	$85,791
Average assets under management	$21,931	$18,746	$16,761	$23,028	$1,792	$—	$82,258	$45,130	$37,128	$82,258

1For the Credit team, average assets under management is for the period between March 19, 2014, when the team's strategy began investment operations, and June 30, 2014

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of June 30, 2014
(unaudited)

	Inception	Strategy AUM	Value-Added [2] (bps)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$29,121	14	568	462	317	650
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,665	(598)	457	358	564	512
Global Equity Strategy	4/1/2010	$328	(549)	664	N/A	N/A	561
Global Small-Cap Growth Strategy	7/1/2013	$186	(84)	N/A	N/A	N/A	(84)

U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$15,802	(434)	41	(137)	251	547
U.S. Small-Cap Value Strategy	6/1/1997	$3,593	(688)	(603)	(380)	139	458
Value Equity Strategy	7/1/2005	$2,154	(47)	(37)	(54)	N/A	86

Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$16,713	(3)	(32)	97	183	577
U.S. Small-Cap Growth Strategy	4/1/1995	$2,894	(367)	99	267	73	77
Global Opportunities Strategy	2/1/2007	$3,885	20	428	707	N/A	606

Global Value Team
Non-U.S. Value Strategy	7/1/2002	$18,298	553	785	776	590	734
Global Value Strategy	7/1/2007	$15,811	225	839	677	N/A	646

Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$1,237	86	(236)	(209)	N/A	(100)

Credit Team
High Income Strategy [3]	4/1/2014	$311	N/A	N/A	N/A	N/A	1

Total Assets Under Management [4]		$112,041

______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed socially based restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 8% of our assets under management at June 30, 2014, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy for the periods presented and since its inception date. Value-added for periods less than one year is not annualized. The market indices used to compute the value added since inception date for each of our strategies are as follows: Non-U.S. Growth strategy—MSCI EAFE® Index; Non-U.S. Small-Cap Growth strategy—MSCI EAFE® Small Cap Index; Global Equity strategy—MSCI ACWI® Index; Global Small-Cap Growth strategy—MSCI ACWI® Small Cap Index; U.S. Small-Cap Value strategy—Russell 2000® Index; U.S. Mid-Cap Value strategy—Russell Midcap® Index; Value Equity strategy—Russell 1000® Index; U.S. Mid-Cap Growth strategy—Russell Midcap® Index; Global Opportunities strategy—MSCI ACWI® Index; U.S. Small-Cap Growth strategy—Russell 2000® Index; Non-U.S. Value strategy—MSCI EAFE® Index; Global Value strategy—MSCI ACWI® Index; Emerging Markets strategy—MSCI Emerging Markets IndexSM; High Income Strategy—Bank of America Merrill Lynch U.S. High Yield Master II Index.
3 High Income Strategy’s composite inception date is April 1, 2014 for the purposes of calculating strategy performance. The strategy began investment operations on March 19, 2014.
4 Includes an additional $42.5 million in assets managed in a portfolio not currently made available to investors other than our employees to evaluate its potential viability as a strategy to be offered to clients.